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                                                                      EXHIBIT 11

               OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994
                (Amounts in thousands, except per-share amounts)

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
                                                                        Three Months Ended March 31
                                                                        ---------------------------
                                                                           1995             1994
                                                                        ----------       ----------
EARNINGS PER COMMON AND COMMON
- ------------------------------
    EQUIVALENT SHARE
    ----------------

Earnings (loss) applicable to common stock                              $  154,845       $  (56,952)
                                                                        ==========       ==========

Common shares outstanding at beginning of period                           316,853          305,603
Issue of common shares, weighted average                                       492              614
Conversions, weighted average options exercised and other                        5               --
Repurchase of common shares                                                    (51)             (43)
Effect of assumed exercises:
    Dilutive effect of exercise of options outstanding and other                18               --
                                                                        ----------       ----------
Weighted average common stock and common stock equivalents                 317,317          306,174
                                                                        ==========       ==========
Earnings (loss) per common and common equivalent share                  $    .4880       $   (.1860)
                                                                        ==========       ==========
                                                                          $  .49          $  (.19)
                                                                          ======          =======

FULLY DILUTED EARNINGS PER SHARE
- --------------------------------
Earnings (loss) applicable to common stock                             $   154,845       $  (56,952)
Dividends applicable to dilutive preferred stock:
    $3.875 preferred stock(1)                                               14,635               --
    $3.00 preferred stock(1)                                                 8,541               --
                                                                       -----------       ----------
                                                                       $   178,021       $  (56,952)
                                                                       ===========       ==========

Common shares outstanding at beginning of period                           316,853          305,603
Issues of common shares, weighted average                                      492              614
Conversions, weighted average options exercised and other                        5               --
Repurchase of common shares                                                    (51)             (43)
Effect of assumed conversions and exercises:
  Dilutive effect of assumed conversion of preferred stock:
     $3.875 preferred stock(1)                                              33,186               --
     $3.00 preferred stock(1)                                               25,202               --
    Dilutive effect of exercise of options outstanding and other               153               --
                                                                       -----------       ----------
Total for computation of fully diluted earnings per share                  375,840          306,174
                                                                       ===========       ==========
Fully diluted earnings (loss) per share(2)                             $     .4737       $   (.1860)
                                                                       ===========       ==========
                                                                          $  .47          $  (.19)
                                                                          ======          =======

(1)      Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
(2)      Reporting not required by generally accepted accounting principles because of less than 3 percent variance on earnings per common and common equivalent share.
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